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CUSIP 487906-20-8

                          KELLEY OIL & GAS CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                               FOR TENDER OF ITS
                $2.625 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
        FOR 15 SHARES OF COMMON STOCK FOR EACH SHARE OF PREFERRED STOCK
                       PURSUANT TO THE OFFER TO EXCHANGE
                              DATED JUNE 28, 1999

      THE OFFER WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON TUESDAY, JULY
27, 1999, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE
"EXPIRATION DATE.") HOLDERS OF PREFERRED STOCK (AS DEFINED BELOW) MUST VALIDLY
TENDER THEIR PREFERRED STOCK ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR
THEIR PREFERRED STOCK TO BE EXCHANGED PURSUANT TO THIS OFFER. TENDERED PREFERRED
STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                        The Depositary for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

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
         BY REGISTERED OR                 BY OVERNIGHT COURIER                 HAND DELIVERY OR
         CERTIFIED MAIL:                                                          IN PERSON:
     ChaseMellon Shareholder            ChaseMellon Shareholder            ChaseMellon Shareholder
         Services, L.L.C.                   Services, L.L.C.                   Services, L.L.C.
       Post Office Box 3301              85 Challenger Road --             120 Broadway, 13th Floor
        New York, NY 10271                 Mail Drop -- Reorg                 New York, NY 10271
 Attn: Reorganization Department       Ridgefield Park, NJ 07660       Attn: Reorganization Department
                                    Attn: Reorganization Department

                                 BY FACSIMILE:
                                 (201) 296-4293

                         CONFIRM FACSIMILE BY TELEPHONE
                                 (201) 296-4860

                           The Information Agent is:
                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                        Banks and Brokers Call Collect:
                                 (212) 269-5550
                                       or
                           All Others Call Toll Free:
                                 (800) 488-8095

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Kelley Oil & Gas Corporation, a Delaware corporation (the "Issuer"), upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 28, 1999 (as the same may be amended or supplemented from time to time, the "Offer to Exchange"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the aggregate number of shares of Preferred Stock set forth below pursuant to the guaranteed delivery procedures
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set forth in the Offer to Exchange under the caption "The Offer--Procedures for
Tendering Preferred Stock--Guaranteed Delivery". All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Offer to Exchange.

     The undersigned understands and acknowledges that the Offer will expire at 12:01 a.m., New York City time, on Tuesday, July 27, 1999, unless extended by the Issuer. The term "Expiration Date" shall mean 12:01 a.m., New York City time, on Tuesday, July 27, 1999, unless the Offer is extended as provided in the Offer to Exchange, in which case the term "Expiration Date" shall mean the latest date and time to which the Offer is extended.

                                   SIGNATURE

x     Date:

x     Date:
 Signature(s) of Registered Holder(s)
 or Authorized Signatory

                            Area Code and Telephone Number:

                            Name(s):
                                               (Please Print)

                            Capacity (full title, if signing in a fiduciary or representative capacity):

                            ----------------------------------------------------

                            Address:

                            Taxpayer Identification Number or
                            Social Security No.:

                            Aggregate Number of Shares of
                            Preferred Stock Tendered

                            Certificate Number(s) of
                            Preferred Stock (if available):

                            Aggregate Number of Shares of
                            Preferred Stock Represented by Certificate(s):

                            IF TENDERED PREFERRED STOCK WILL BE
                            DELIVERED BY BOOK-ENTRY TRANSFER,
                            PROVIDE THE DEPOSITORY TRUST COMPANY
                            ("DTC") ACCOUNT NO. AND TRANSACTION
                            CODE (IF AVAILABLE):

                            Account No.:

                            Transaction No.:

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                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified as an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Depositary of a properly completed and executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered shares of Preferred Stock in proper form for transfer, or confirmation of the book-entry transfer of such shares of Preferred Stock into the Depositary's account at DTC as described in the Offer to Exchange under the caption "The Offer--Procedures for Tendering Preferred Stock--Guaranteed Delivery" and other documents required by the Letter of Transmittal, all by 12:01 a.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of Eligible Institution:
                                                                      Authorized
                                                  Signature

Address:

Name:

Title:

Date:

Area Code and Telephone
No.

     NOTE: DO NOT SEND PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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